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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 23, 2000


                                 BROADWING INC.
             (Exact name of registrant as specified in its charter)



           Ohio                         1-8519                   31-1056105
(State or other jurisdiction     (Commission File Number)      (IRS Employer
   of incorporation)                                         Identification No.)

      201 East Fourth Street
        Cincinnati, Ohio                                            45202
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (513) 397-9900



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FORM 8-K                                                               BROADWING
INC.


ITEM 5.   OTHER EVENTS:

         A. On May 23, 2000, John F. Cassidy became President and Chief Operating Officer of all Cincinnati Bell operations of Broadwing Inc. He is responsible for developing, establishing and executing Broadwing's strategic and operational plans in the Greater Cincinnati metropolitan area. Mr. Cassidy reports directly to Richard G. Ellenberger, President and CEO of Broadwing Inc.

                  Previously, Mr. Cassidy served as President of Cincinnati Bell Enterprises where he was responsible for the launch of the Company's highly successful "Any Distance" long distance offering. Mr. Cassidy also served as President of Cincinnati Bell Wireless Company where he was responsible for the Company's highly successful PCS launches in Cincinnati and Dayton.

                  Prior to joining Cincinnati Bell, Mr. Cassidy served as Vice President of Sales for Cantel, Canada's largest cellular provider. He was also Vice President of Sales and Marketing for Ericsson, GE Mobile Communication's cellular division. While serving in this position, he was responsible for introducing the Ericsson brand to the North American market.

         B. On May 23, 2000, Broadwing Inc. sold substantially all the assets used in connection with Cincinnati Bell Supply Company's ("CBS") telecommunications equipment business to Thomas Revely III, the former president of CBS. Mr. Revely's new company, CBS Technologies, L.L.C., will continue refurbishing and selling telecommunications equipment and maintaining one of the largest national inventories of new and refurbished Lucent Technologies equipment. The sale of CBS completes Broadwing's previously announced plans to exit this business because it did not fit Broadwing's long-term strategic plan.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            BROADWING INC.



                            By:      /s/ Kevin W Mooney
                               -------------------------------------------------
                                         Kevin W. Mooney
                                         Chief Financial Officer



Date:  May 30, 2000